Exhibit 99.1

Press Release

Helix TCS Acquires Amercanex International Exchange

The exchange marketplace gives Helix TCS a real-time, blockchain enabled platform to execute compliant wholesale cannabis transactions between licensed operators in regulated markets.

Greenwood Village, CO. (February 5, 2019) - Helix TCS, Inc. (OTCQB: HLIX) has acquired Amercanex International Exchange, one of the first and most influential cannabis electronic trading platforms in the legal cannabis industry. The acquisition provides Helix with a sophisticated Electronic Communications Network (ECN) that can integrate blockchain technology to facilitate real-time transactions of wholesale cannabis product between licensed operators in regulated markets.

Building on its recent merger with BioTrackTHC in 2018 and Cannabase in 2016, the acquisition further expands Helix TCS’ Critical Infrastructure Services Platform. This platform enables new and already operating cannabis businesses, as well as ancillaries and governments, to manage mission critical infrastructure in their supply chain, inventory, and compliance functions.

Amercanex’s electronic marketplace enables compliant wholesale product transaction capabilities in over a dozen legal cannabis markets within the US and internationally, including the key markets of Canada, California, Washington, Colorado, Nevada, Oregon, New York, Illinois, and more.

"Helix TCS now possesses the unique technology suite needed to scale the industry's first compliant wholesale cannabis exchange worldwide," said Zachary L. Venegas, Executive Chairman and CEO of Helix TCS, Inc. “Clients of BioTrackTHC, Amercanex, and Cannabase, which is likely the largest network of licensed cannabis operators in the industry, will be the first to enjoy the competitive advantages and benefits of our industry-leading Critical Infrastructure Services Platform.”

“We are extremely excited to become a part of Helix TCS, which is known throughout the industry as a leading innovator in technology and security offerings,” says Steve Janjic, CEO of Amercanex. “This acquisition further strengthens Helix’s position at the forefront of the cannabis market.”

Amercanex's blockchain-powered technology was built to be SEC/CFTC compliant and provides participants with real-time electronic transaction notifications and audit systems, QA lab results, and dispensary loyalty programs for repeat buyers. Amercanex is currently available in the following regulated cannabis markets: Canada, California, Washington, Oregon, Nevada, Montana, New Mexico, Arizona, Minnesota, Illinois, Michigan, Georgia, New York, Vermont, New Hampshire, Maine, Massachusetts and Maryland; with more coming in 2019.

The terms of the deal included equity remuneration at closing, with multiple performance-based milestones to be paid out in cash or equity over time.

About Green Tree International and Amercanex:

Amercanex launched ACExchange, the cannabis industry’s first fully electronic marketplace. Our comprehensive suite of tools for cultivators, dispensaries, manufacturers, vendors and regulators helps create a neutral, transparent and non-manipulated arena for cannabis market participants and government regulators. Three powerful platforms – ACExchange, ACEpay and ACEtrak – are revolutionizing the cannabis industry. To learn more, please visit http://www.amercanex.com.

About Helix TCS, Inc.
Helix TCS, Inc. (OTCQB: HLIX) is a leading provider of ancillary services for the legal cannabis industry, helping owners and operators of licensed cannabis businesses stay competitive and compliant while mitigating risk. Through its proprietary technology suite and security services, Helix TCS provides comprehensive supply chain management, compliance tools, and asset protection for any license type in any regulated cannabis market. Helix TCS's products reach over 2,000 customer locations in 33 states and 5 countries and has processed over $18 billion in cannabis sales. For more information and to sign up for investor updates, visit us at www.helixtcs.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to fund our operations and pay any outstanding debt; fluctuations in our financial results; general economic risks; the volatile nature of the market for our products and services and other factors that could impact our anticipated growth; our ability to manage our growth; changes in laws and regulations regarding the cannabis industry and service providers in the cannabis industry; reliance on key personnel; our ability to compete effectively; security and other risks associated with our business; intellectual property risks; and other risk factors set forth from time to time in our SEC filings. Helix TCS assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contact:
Jeff Gonring
Helix TCS, Inc.

303-324-1022
press@helixtcs.com

IR Contact:
Scott Ogur
Helix TCS, Inc.
ir@helixtcs.com